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                                [LOGO] BANCO BBA
                               CREDITANSTALT S.A.

                                Appraisal Report

                      Petroleo Brasileiro S.A. - Petrobras

                                [LOGO] PETROBRAS

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                                                               IMPORTANT REMARKS
--------------------------------------------------------------------------------

..    This appraisal report does not represent a sales request or advice on the part of Banco BBA Creditanstalt S.A. ("BBA"). The decision as to whether or not to participate in the public offering being the exclusive responsibility of the shareholders of Petrobras Distribuidora S.A. ("BR").

..    This appraisal report was prepared by BBA based on information available to the public and information supplied by managers of Petroleo Brasileiro S.A. ("Petrobras" or "Company") and of BR (jointly referred to as the "Companies"). BBA has not independently verified the information contained herein, and gives no guarantee that such information is correct and complete.

..    Any estimates or projections, as well as events that may occur in the future, are based on the best judgement of the Companies' managers. There is no guarantee that any such estimates or projections will be fulfilled. The final results observed may be different from the projections - and such differences may be significant - and may also be affected by market conditions.

                                                                               2

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                                                               IMPORTANT REMARKS
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..    The information contained herein reflects the Companies' financial and accounting conditions as of June 30, 2002. Any change to such conditions may alter the result presented herein

..    The assumptions adopted in the present report represent BBA's best appraisal for the date of June 30, 2002. There is no guarantee, however, that same will be realized, either fully or partially

..    Company and sector research reports drawn up by BBA's research area may treat market assumptions differently from the approach adopted in this appraisal.

..    In the normal course of its business, BBA and other companies in the BBA
     Group may hold short or long term positions, trade, or in any other way carry out operations, in its own name or that of its clients, involving negotiable securities, debt securities, loans or any other financial instruments relating to the Companies or other companies or persons linked to same.

                                                                               3

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                                                               IMPORTANT REMARKS
--------------------------------------------------------------------------------

..    This appraisal report may not be reproduced or published without BBA's prior consent.

     BBA declares, for the purposes of CVM Instruction 361/02, that:

     a) 322,003,170 (three hundred and twenty-two million, three thousand, one hundred and seventy) shares issued by BR are owned by BBA, by its controlling shareholder and by persons linked to same, or are under its discretionary management;

     b) among the appraisal criteria considered in the report, that which seems most appropriate for the definition of the fair price is economic valuation effected by the discounted cash-flow method;

     c) there is no conflict of interest that might diminish the independence necessary for the performance of its duties;

     d) the cost of the BR appraisal report and the Petrobras appraisal report amounted to R$ 1,500,000.00 (one million, five hundred thousand Reais).

                                                                               4

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                               5

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                               6

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    BBA's appraisal work used as a basis the following information:

     . The Company's published audited financial statements as of June 30th, 2002;

     .    Information on the Company's business sector available to the public;

     .    Growth prospects for the markets in which the Company operates;

     . Publicly available information on the strategic planning of the Company;

     . Discussions with executives of Petrobras relating to past performance and to expectations regarding the company's business in the future.

                                                                               7

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                                                               EXECUTIVE SUMMARY
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..    Economic Value of Petrobras S.A., assuming a WACC (Weighted Average Cost of
     Capital) of 14.9% p.a.

R$ billion

--------   ----------   ------------   --------   ---------
                         Thermoelec.
                             TBG
  E & P     Transport    Gas Trading              Braspetro
Refining   Petroquisa   Gas Distrib.   BR Dist.     PIFCO
--------   ----------   ------------   --------   ---------
   93          4.3           3.7          1.4        2.3
   --          ---           ---          ---        ---

Enterprise Value    R$104.7 bi
Adjusted Net Debt   R$ 34.2 bi
------------------------------
Value of Shares     R$ 70.5 bi
------------------------------
    [GRAPHIC APPEARS HERE]
------------------------------
Value per Share     R$ 64.9
------------------------------

Note: Figures converted to reais by the US$ rate of June 30th, 2002.

      US$ rate of R$ 2.844/US$

                                                                               8

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    Value to the Shareholder -- Petrobras S.A.

R$ MM

                                     [CHART]

                                    Bar chart

Market Capitalization /(1)/   55,511   R$51.11/Share
Book Value /(2)/              31,773   R$29.25/Share
Economic Value                70,417   R$ 64.9/Share

(1) Average market price of preferred shares from June 29th, 2001 to June 28th, 2002
(2)  Book value as of June 30th, 2002

                                                                               9

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              10

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                                                            MAIN DCF ASSUMPTIONS
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                                                             GENERAL ASSUMPTIONS

..    The appraisal base date is June 30th, 2002

..    The cash-flow projection period is 10 years; the main components are as follows:

     .    Macroeconomic assumptions
     .    Volumes sold by the Company
     .    Prices of products
     .    Operating costs, sales, general and administrative expenses
     .    A level of investment adequate for the Company's growth

..    The projection was made in nominal Dollars, using the WACC (Weighted
     Average Cost of Capital) methodology.

..    In order to calculate the terminal value we used the Gordon Model, and considered that the cash-flow in perpetuity will evolve in line with the sector's average historic growth rate.

                                                                              11

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                                                            MAIN DCF ASSUMPTIONS
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                                                             GENERAL ASSUMPTIONS

..    The appraisal was carried out based on a segmented analysis of Petrobras's main business areas, following as closely as possible the strategic and operational modus operandi that is being implemented by the Company.

     Main Business Areas:

     .    E&P and Refining
     .    Transport and Petroquisa's Shareholder Participations
     .    Gas & Energy
     .    Fuel Distribution (BR)
     .    International Area

..    In view of the relevant importance of the E&P and Refining area in the
     Company's total business, we shall present herein greater details relating to these activities.

                                                                              12

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                                                            MAIN DCF ASSUMPTIONS
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                                                       MACROECONOMIC ASSUMPTIONS

..    The macroeconomic assumptions used in the projection of the discounted cash-flow were prepared by Banco BBA's economic team.

-----------------------------------------------------------------------------------------------------------------------------
                            2002(E)  2003(E)  2004(E)  2005(E)  2006(E)  2007(E)  2008(E)  2009(E)  2010(E)  2011(E)  2012(E)
-----------------------------------------------------------------------------------------------------------------------------
Brazilian GDP Growth           1.1%     2.5%     3.0%     3.5%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%

Exchange Rate - EOY           3.00     3.50     3.55     3.73     3.87     3.95     3.99     4.03     4.06     4.10     4.15
Exchange Rate - Average       2.82     3.24     3.53     3.64     3.80     3.91     3.97     4.01     4.05     4.08     4.12

Inflation in Brazil (IPCA)    11.0%    13.0%     9.0%     7.0%     6.0%     4.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Inflation in USA (CPI)         2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

Interest Rate (Selic)         18.3%    18.6%    16.1%    12.0%    11.0%     9.0%     7.8%     7.5%     7.5%     7.5%     7.5%

                                                                              13

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                                                                        CONTENTS
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1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              14

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Price of WTI Crude Oil

     . For the 2nd half of the current year and for 2003, we adopted the figures projected by the US Energy Department: US$28.2/bbl and US$29.2/bbl, respectively. For the year 2006 and subsequent years we adopted the daily average price of WTI Crude Oil in the spot market over the last fifteen years: US$20.8/bbl. For the years 2004 and 2005 we used values interpolated between the 2003 and 2006 prices, resulting in the respective values of US$26.4/bbl and US$23.6/bbl.

                             [GRAPHICS APPEARS HERE]

                                                                              15

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Price of Brent Crude Oil

     . For this type of oil we used the same values projected for WTI Crude Oil, but with a discount of US$1.4/bbl, which is equivalent to the daily average discount of Brent in relation to WTI over the last fifteen years.

                             [GRAPHICS APPEARS HERE]

                                                                              16

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Crude Oil Projection

                                     [CHART]

                                   Line Chart

       Crude Oil-WTI   Crude Oil-Brent   Premium for WTI
       -------------   ---------------   ---------------
2002        28.2             26.8              1.4
2003        29.2             27.8              1.4
2004        26.4             25.0              1.4
2005        23.6             22.3              1.4
2006        20.8             19.5              1.4
2007        20.8             19.5              1.4
2008        20.8             19.5              1.4
2009        20.8             19.5              1.4
2010        20.8             19.5              1.4
2011        20.8             19.5              1.4
2012        20.8             19.5              1.4

Source: DOE/BBA

                                                                              17

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Price of Oil and Natural Gas Sold by Petrobras

     . In order to estimate the price of oil sold by Petrobras, which is a greater density oil and, for that reason, has a lower market value, we adopted a discount in relation to Brent Crude Oil.

     . For natural gas we used as a basis the price obtained in the 2nd quarter and set it according to our curve for oil prices.

                                                                              18

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Production of Crude Oil and Natural Gas

     . The Company has drawn up strategic plans including oil production targets up to 2005. In our model, we adopted the assumption that such targets will be achieved. Thus, we estimated a production of 1,510 kbpd of crude oil for the year 2002. This figure will rise to 1,640 kbpd in 2003, 1,770 kbpd in 2004 and 1,900 in 2005. From this year on, we estimated production will grow in line with the average growth of the world oil industry.

     . Given that Petrobras's natural gas reserves are basically composed of associated gas, we adopted the same assumptions for the growth of this commodity as for oil production.

                                                                              19

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Crude Oil and Natural Gas Extraction Cost

     . Based on the Company's strategic planning and on the macroeconomic assumptions, we estimated that the lifting cost will converge to US$2.4/boe in 2005.

                                                                              20

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Freight Cost

     . We adopted the value of US$0.8/bbl, since historically this value varies between US$0,5 and US$1,0 for imports of both oil and oil products

..    Refining Cost

     . Based on the Company's strategic planning, on the macroeconomic assumptions and on our internal analysis, we estimated that the refining cost will converge to US$0.6/boe in 2005.

                                                                              21

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Refining Capacity Utilization Rate

     . The Company intends to reach a utilization rate of between 90% and 92% for its refineries in 2005. We adopted a rate of 90% in our models, because we consider this assumption to be more feasible. Thus, for the second semester of the current year, we adopted a rate of 85%, and rates of 87% for 2003, 88% for 2004 and 90% for 2005 on.

                                                                              22

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Participation of Locally Produced Crude Oil in the Production of
     Derivatives

     . In the 2nd quarter, a 77% participation of national oil was observed, and for the 2nd semester an 80% participation was projected. This will grow gradually, to 81% in 2003, 82% in 2004 and 83% in 2005; there are investments projected for the refining complex that will support such growth.

..    Sales of Oil Products in the Domestic Market

     . The behavior of the domestic market for oil products shows a very strong correlation with GDP growth. Therefore, it would be acceptable for Petrobras' sales to follow our projections for the behavior of the GDP. But as the market was opened up to competition at the beginning of this year, bringing in new competitors, we projected a loss in Petrobras' participation in some markets. Thus, we projected that Petrobras' sales would grow by 1% in 2003, or 40% of our growth projection for the GDP in the same period. For 2004 we projected growth of 1.2%, or 40% of the GDP variation. For 2005 and 2006, we projected that sales growth would amount to 60% of the GDP variation, or 2.1% and 2.4%, respectively. From 2007 on, we stipulated growth close to the projected GDP rate.

                                                                              23

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Other Operating Expenses

     . The Company's recent historical average was used, restated by our estimate of the IGP-M index

..    Net Debt Adjustments

     . The Company's commitments to the pension fund, amounting to US$2,921 million, and obligations resulting from leasing operations, amounting to US$2,132 million, were added to the debt. In addition, there are obligations taken on by the Company relating to structured projects that are booked off balance sheet, amounting to US$3,864 million.

     .    Additional Adjustments

          a) Treatment of the Oil and Alcohol Account - as of June 30th. 2002, the Oil and Alcohol Account showed the Company holding a credit against the Federal Government amounting to US$295 million. A discount of this credit was considered for the purposes of this appraisal

          b) Treatment of government securities - Petrobras held securities issued by the government amounting to US$598 million. A discount of the value of these securities was considered.

                                                                              24

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Depreciation, Amortization and Depletion

     . For Exploration and Production, a net value per barrel of oil equivalent produced was used. For this purpose, we adopted the same value observed in the 2nd quarter of the current year, that is, US$1.9/boe.

     . In the case of the supply area, we adopted as a parameter the amount of depreciation, amortization and depletion per barrel of derivatives produced by the Company's refineries. The unit value adopted in our estimates was US$0.5/bbl.

                                                                              25

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Income Tax and Social Contribution

     . We adopted a 9% rate for the Social Contribution in the current year, to be reduced to 8% as from next year. For income tax the existing rate of 25% was adopted, with no change in the subsequent years.

..    Interest on Equity

     . We adopted the assumption that the Company would continue to pay interest on equity up to the year 2010. From then on, we adopted the assumption that the Company would remunerate the shareholder exclusively by dividend payments. Thus, we estimated a reduction in the effective rate of income tax and social contribution paid up to the year 2010.

                                                                              26

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Working Capital

     . Estimate for working capital requirements - between 2002 and 2005 there is a reduction in working capital requirements, given that we project a decrease in the estimated price of oil and oil products. However, as from 2006 this situation is slightly reversed as a result of the stabilization of oil prices, which leads to greater importance of the sales volume variable in estimating working capital requirements.

                                                                              27

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Investments

     . Our investment projection for the period between the second half of 2002 and the year 2005 was based on the Company's strategic plan, which includes investments in E&P and Refining of US$ 20.9 billion for the five-year period between 2001 and 2005.

     . Of the amount projected for 2001 and 2005, we deducted the investments made in 2001 and in the first half of 2002 and distributed the balance between the second semester of 2002 and the year 2005, observing for 2002 the amount provided for in the strategic plan and distributing the residual value between 2003 and 2005.

     . In order to estimate investments in E&P after the year 2005, we analyzed the historical relation between investments made and the respective production increases, and adopted similar ratios in order to quantify future investments.

                                                                              28

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                                                            MAIN DCF ASSUMPTIONS
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                                            EXPLORATION, PRODUCTION AND REFINING

..    Income Statement

------------------------------------------------------------------------------------------------------------------------
US$ MM                  2002E    2003E    2004E    2005E    2006E    2007E    2008E    2009E    2010E    2011E    2012E
-----------------------------------------------------------------------------------------------------------------------
Net Revenues           19,137   21,860   22,117   21,293   18,726   20,582   21,524   22,377   23,318   24,290   25,433
COGS                   12,114   11,954   11,419   10,748   10,971   11,746   12,524   13,272   14,080   14,917   15,891
Gross Income            7,023    9,906   10,698   10,544    7,755    8,836    9,000    9,105    9,238    9,373    9,542
   % of Net Revenues       37%      45%      48%      50%      41%      43%      42%      41%      40%      39%      38%

Operating Expenses     (1,520)  (1,414)  (1,416)  (1,469)  (1,491)  (1,507)  (1,529)  (1,560)  (1,591)  (1,623)  (1,655)
EBIT                    5,504    8,492    9,282    9,075    6,264    7,329    7,470    7,545    7,647    7,750    7,886
   % of Net Revenues       29%      39%      42%      43%      33%      36%      35%      34%      33%      32%      31%

D, D & A                1,527    1,660    1,779    1,889    1,951    2,016    2,073    2,119    2,173    2,229    2,292

EBITDA                  7,030   10,151   11,061   10,964    8,215    9,345    9,543    9,664    9,820    9,979   10,178
   % of Net Revenues       37%      46%      50%      51%      44%      45%      44%      43%      42%      41%      40%
------------------------------------------------------------------------------------------------------------------------

* Base Date: 06/30/2002

                                                                              29

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              30

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                                                            MAIN DCF ASSUMPTIONS
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                                                                      PETROQUISA

..    Main assumptions for Petroquisa's discounted cash-flow

     . Braskem and Copesul: These two assets, representing approximately 70% of Petroquisa, were valued by means of specific models developed for these companies, reaching similar results to those shown in the independent appraisal report published at the time Braskem was set up, in July 2002.

     . With regard to the remaining companies, these were valued by the simplified discounted cash-flow methodology.

                                                                              31

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              32

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                                                            MAIN DCF ASSUMPTIONS
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                                                                      TRANSPETRO

..    Main assumptions for Transpetro's discounted cash-flow

     . Prices: The international practices for freight prices currently orienting the price policies adopted by the Company were considered.

     . Investments: For the pipelines, we only considered investments for the maintenance of the present network, at approximately US$ 5 MM p.a.. However, for ocean transport we considered investments for the maintenance of the present transport capacity by means of acquisition of new vessels, at a total of US$ 60 MM p.a.

                                                                              33

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING COMPANY
     .    GAS DISTRIBUTION COMPANY
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              34

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                                                            MAIN DCF ASSUMPTIONS
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                                                                          ENERGY

..    The methodology used for the Energy unit considered the division of the business into two main areas:

     . a generation area, including Petrobras' shareholder participation in 11 thermoelectric plants which are currently included in the Thermoelectric Priority Program (PPT) and which, for that reason, are more likely to be built;

     . a sales area, including the commercial operations relating to the power contracts for which Petrobras is the intermediary, both for the PPT thermoelectric plants (through the PPAs) and the Merchant operations (spot market).

                                                                              35

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                                                            MAIN DCF ASSUMPTIONS
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                                                                          ENERGY

..    Generation Area

     .    Load factor of 92%.
     . "Heat rate" considering combined cycle over time, reaching full capacity from 2005 on.
     . The investments allocated to generation projects had as a counterpart the payment of so-called leasing operations, which are designed to remunerate generation projects.

..    Sales Area

     . The prices of PPAs for which Petrobras was the intermediary with power transmission companies.

     . For Merchant operations, however, the costs for power acquisition estimated for the Participation Agreements proved to be higher than the prices estimated for the spot market; therefore, the operations were valued but without renewal of the contracts at maturity, that is, they would be terminated in 5 years.

                                                                              36

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              37

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                          TBG BRASIL BOLIVIA S/A

..    Main assumptions for TBG's discounted cash-flow

     . Petrobras's estimated investments include an increase in installed transport capacity, rising from the current 30 MM cu.
          m. to 40 MM cu. m. as from 2006.

     . The "Ship or Pay" contracts were maintained for the capacities described above; however, additional contracts were not considered.

     . The tariff (capacity + movement) adopted took into account the recent past, in addition to estimates based on potential negotiations with a view to obtaining more adequate prices, and was therefore estimated at US$ 1,24 per MM BTU.

                                                                              38

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              39

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                     GAS TRADING

..    Main assumptions for the gas trading company's discounted cash-flow

     . The market was segmented into North/North-East, South/South-East/Center-West and Internal Consumption.

     . For each market, demand was divided into industrial, residential and thermoelectric.

                                                                              40

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                     GAS TRADING

..    Main assumptions for the gas trading company's discounted cash-flow (cont.)

     . The "Take or Pay" contracts for the imported commodity, as well as the "Ship or Pay" contracts for transportation (TBG), were taken as 100% transferable to their respective consumers, according to the practice in supply agreements.

     . The sales prices used in the analysis were based on estimates developed for the sector. Therefore, a sales margin over the acquisition prices stipulated by the E&P Unit was attributed to the Gas Unit.

                                                                              41

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              42

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                        GAS DISTRIBUTION COMPANY

..    Main assumptions for the gas distribution company's discounted cash-flow:

     . Industrial Market: The market projection was based on the consumption curve of other countries, adjusted to the situation in each State analyzed. In addition, the growth of the distribution network and the competitiveness of prices for potential clients were also considered.
     . Thermoelectric plants: The scenario was drawn up, based on the assumption that the emergency projects that prove feasible will be carried out.
     . Natural gas for vehicles: The two main assumptions used were the following: (i) the participation of natural gas in accordance with the consumption profile of the fleet in each State; and (ii) the rate at which conversion to natural gas occurred in the Argentine market, adjusted to the situation in Brazil.
     . Residential / Commercial: The potential market was projected according to the penetration curve of mature markets, adjusted to the income situation in the States analyzed.
     . The present appraisal was based on the cash-flow prepared when BR's assets were transferred to Petrobras, at the beginning of 2002.

                                                                              43

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              44

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                   INTERNACIONAL

..    Main assumptions for the International Area's discounted cash-flow

     . The projections for the growth of crude oil and natural gas production were based on the Company's growth record.

     . The investments in Perez Companc and Santa Fe did not affect the value to the shareholder, because they have as their counterpart the Company's cash position.

     .    No investments in new refineries were taken into account.

                                                                              45

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   ASSUMPTIONS FOR THE COMPANY'S DISCOUNTED CASH FLOW

     .    EXPLORATION, PRODUCTION AND REFINING
     .    PETROQUISA
     .    TRANSPETRO
     .    ENERGY
     .    TBG BRASIL BOLIVIA S/A
     .    GAS TRADING
     .    GAS DISTRIBUTION
     .    INTERNATIONAL

3.   APPRAISAL RESULT

                                                                              46

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                                                                APPRAISAL RESULT
--------------------------------------------------------------------------------

..    Economic Value of Petrobras S.A., assuming a WACC (Weighted Average Cost of
     Capital) of 14.9% p.a.

R$ billion

--------   ----------   ------------   --------   ---------
                         Thermoelec.
                            TBG
 E & P     Transport    Gas Trading               Braspetro
Refining   Petroquisa   Gas Distrib.   BR Dist.     PIFCO
--------   ----------   ------------   --------   ---------
   93          4.3           3.7          1.4        2.3
   --          ---           ---          ---        ---

------------------------------
Enterprise Value    R$104.7 bi
Adjusted Net Debt   R$ 34.2 bi
------------------------------
Value of Shares     R$ 70.5 bi
------------------------------
    [GRAPHIC APPEARS HERE]
------------------------------
Value per Share     R$ 64.9
------------------------------

Note: Figures converted to reais by the US$ rate of June 30th, 2002.

      US$ rate of R$ 2.844/US$

                                                                              47

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                                                                APPRAISAL RESULT
--------------------------------------------------------------------------------

..    Value to the Shareholder -- Petrobras S.A.

R$ MM

                                     [CHART]

                                    Bar Chart

Market Capitalization/(1)/   55,511   R$51.11/Share
Book Value/(2)/              31,773   R$29.25/Share
Economic Value               70,417   R$ 64.9/Share

(1) Average market price of preferred shares from June 29th, 2001 to June 28th, 2002
(2)  Book value as of June 30th, 2002

                                [LOGO] BANCO BBA
                               CREDITANSTALT S.A.
                            Associated With HVB Group

                                [LOGO] PETROBRAS